Exhibit 23.3

 Consent of Independent Registered Public Accounting Firm

The Board of Directors

SemGroup Corporation

Tulsa, Oklahoma

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-170968) of SemGroup Corporation of our report dated February 11, 2011, relating to the consolidated financial statements, of NGL Supply, Inc. for the year ended March 31, 2010, which appears in the NGL Energy Partners LP and Subsidiaries Form 10-K for the year ended March 31, 2012.

/s/ BDO USA, LLP

Dallas, Texas

June 21, 2012